UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEALTH CARE REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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F O R   I M M E D I A T E   R E L E A S E
May 3, 2007
For more information contact:
Mike Crabtree — (419) 247-2800
Scott Estes — (419) 247-2800
HEALTH CARE REIT, INC.
ANNOUNCES RESULTS OF PROXY PROPOSALS
Toledo, Ohio, May 3, 2007...Health Care REIT, Inc. (NYSE:HCN) announced the results of its Annual Meeting of Stockholders held on Thursday, May 3, 2007.
The following proposals submitted at the meeting were approved:
•	The election of four directors for a term of three years;

•	The amendment to the company’s second restated certificate of incorporation to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000; and

•	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2007.
The Annual Meeting was adjourned until May 11, 2007 at 9:00 a.m. in order to continue the consideration of the proposal to amend the company’s certificate of incorporation to increase the number of authorized shares of preferred stock. The reconvened meeting will be held on May 11, 2007 at 9:00 a.m. at the company’s offices, One SeaGate, Suite 1500, Toledo, Ohio. The sole purpose of the meeting will be to consider the proposal to amend the company’s certificate of incorporation to increase the number of authorized shares of preferred stock from 25,000,000 to 50,000,000. No other business will take place at the reconvened meeting.
With respect to the proposal to amend the certificate to increase the number of authorized shares of preferred stock, management believes it will provide the company with greater flexibility in connection with future transactions or other corporate purposes. The company intends to use the increase in the number of shares of preferred stock for capital formation purposes rather than anti-takeover purposes so that any series of the newly authorized shares will not have voting power that exceeds the shares’ economic interest in the company, consistent with past issuances by the company of shares of preferred stock. The board of directors of the company has unanimously recommended a vote FOR this proposal. Also, Institutional Shareholder Services (ISS) has recommended that the company’s stockholders vote FOR this proposal.
Stockholders as of the close of business on March 14, 2007 are entitled to vote by proxy, or in person at the meeting. Questions regarding the voting of shares may be directed towards the company’s proxy solicitor, Mellon Investor Services, LLC, at (866) 340-2374 (toll free) or (201) 680-5285 (call collect).
Stockholders are advised to read the definitive proxy materials delivered in connection with the solicitation of proxies from stockholders of the company. Copies of the proxy materials filed by the company with the Securities and Exchange Commission may be obtained, free of charge, from the SEC’s Web site, www.sec.gov, or the company’s Web site, www.hcreit.com. These proxy materials may also be obtained free of charge by contacting the company’s proxy solicitor at the numbers provided above.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a self-administered, equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate, including independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings. Founded in 1970, the company was the first real estate investment trust to invest exclusively in health care facilities. As of March 31, 2007, the company’s broadly diversified portfolio consisted of 597 properties in 37 states. The company also offers a full array of property management and development services. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements reflect current plans and expectations and are based on information currently available. They are not guarantees of future performance and involve risks and uncertainties. The company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
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